IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

December 13, 2004

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004

         RE:  NANOSCIENCE TECHNOLOGIES, INC.

Ladies and Gentlemen:

         Reference is made to that certain Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT"), of even date herewith, by and between Nanoscience Technologies, Inc., a Nevada corporation (the "COMPANY"), and the Buyers set forth on Schedule I attached thereto (collectively the "BUYER"), pursuant to which the Company shall sell to the Buyer a minimum of One Million Dollars ($1,000,000) of the Company's secured convertible debentures (the "Convertible Debentures"), which shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"). The shares of Common Stock to be issued upon conversion of the Convertible
Debentures, and to be issued pursuant to the Securities Purchase Agreement, including, without limitation, any principal, interest or Liquidated Damages are referred to as "CONVERSION SHARES." Such Conversion Shares shall also be deemed to include any Common Stock issued for Liquidated Damages under the Investor Registration Rights Agreement of even date herewith between the Company and the Buyer. This letter shall serve as our irrevocable authorization and direction to you (provided you are the transfer agent of the Common Stock at such time) to issue the Conversion Shares in the event the Buyer has elected to convert all or any portion of the Convertible Debentures, including, without limitation, principal, interest or Liquidated Damages upon surrender to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as
EXHIBIT I, delivered on behalf of the Company by David Gonzalez, Esq.

         Specifically, upon receipt by the Company or David Gonzalez, Esq. of a copy of a Conversion Notice, David Gonzalez, Esq., on behalf of the Company, shall as soon as practicable, but in no event later than one (1) Trading Day (as defined below) after receipt of such Conversion Notice, sent to you, via facsimile, a Conversion Notice, which shall constitute an irrevocable instruction to you to process such Conversion Notice in accordance with the terms of these instructions. Assuming you are acting as transfer agent for the Company, upon your receipt of a copy of the executed Conversion Notice, you shall use your best efforts to, within three (3) Trading Days following the date of receipt of the Conversion Notice, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Buyer or its designee, for the number of shares of Common Stock to which the Buyer shall be entitled as set forth in the Conversion Notice or (B) provided you are participating in The Depository Trust Company

("DTC") Fast Automated Securities Transfer Program, upon the request of the Buyer, credit such aggregate number of shares of Common Stock to which the Buyer shall be entitled to the Buyer's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian ("DWAC") system provided the Buyer causes its bank or broker to initiate the DWAC transaction. ("TRADING DAY" shall mean any day on which the Nasdaq Market is open for customary trading.)

         The Company hereby confirms to you and the Buyer that certificates representing the Conversion Shares shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company provided that (a) the Company counsel delivers
(i) the Notice of Effectiveness substantially in the form set forth in EXHIBIT II attached hereto, (ii) an opinion of counsel substantially in the form set forth in Exhibit III attached hereto, and (iii) the Buyer or its broker represent and warrant to you, in writing, that it has complied with the prospectus delivery requirements, and that if the Conversion Shares are not registered for sale under the Securities Act of 1933, as amended, then the certificates for the Conversion Shares shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

         The Company hereby confirms and Continental Stock Transfer & Trust Company ("CST") acknowledges that in the event Counsel to the Company does not issue an opinion of counsel as required in accordance with the preceding paragraph to issue the Conversion Shares free of legend the Company authorizes and CST will accept an opinion of Counsel from David Gonzalez, Esq..

         The Company hereby confirms to you and the Buyer that no instructions other than as contemplated herein will be given to you by the Company with respect to the Conversion Shares. The Company hereby agrees that it shall not replace CST as the Company's transfer agent without the prior written consent of the Buyer and except as set forth in the following paragraph.

         Any attempt by CST to resign as transfer agent hereunder upon less than fifteen (15) days written notice to the Company and the Buyer shall not be effective until the expiration of such fifteen (15) day period.

         The Company and CST hereby acknowledge and confirm that complying with the terms of this Agreement shall be deemed to comply with, and shall not be deemed to violate, any responsibilities and duties owed by CST to the Company.

         The Company and CST acknowledge that the Buyer is relying on the representations and covenants made by the Company and CST hereunder and are a material inducement to the Buyer purchasing Convertible Debentures under the Securities Purchase Agreement. The Company and CST further acknowledge that without such representations and covenants of the Company and CST made hereunder, the Buyer would not enter into the Securities Purchase Agreement and purchase Convertible Debentures pursuant thereto.

         Each party hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Buyer shall be entitled, in addition to any other rights or remedies it may have, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

                                             COMPANY:

                                             NANOSCIENCE TECHNOLOGIES, INC.

                                             By: /s/ David Rector
                                                 ------------------------------
                                             Name:  David Rector
                                             Title: President & CEO



CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: /s/ Steve Nelson
    ------------------------------------
Name: Steve Nelson
      ----------------------------------
Title: CEO
       ---------------------------------

                                   SCHEDULE I

                               SCHEDULE OF BUYERS

                                                                                ADDRESS/FACSIMILE
NAME                                    SIGNATURE                               NUMBER OF BUYER
-----------------------------           ---------------------------------       ------------------------------
Highgate House, LP                      By:   Yorkville Advisors, LLC           101 Hudson Street - Suite 3700
                                        Its:  General Partner                   Jersey City, NJ  07303
                                                                                Facsimile: (201) 985-8266

                                        By:
                                           -----------------------------
                                        Name: Mark A. Angelo
                                        Its:  Portfolio Manager


Montgomery Equity Partners, LP          By:   Yorkville Advisors, LLC           101 Hudson Street - Suite 3700
                                        Its:  General Partner                   Jersey City, NJ  07303
                                                                                Facsimile:  (201) 985-8266

                                        By:
                                           -----------------------------
                                        Name: Mark A. Angelo



                                  SCHEDULE I-1

                                    EXHIBIT I

                   TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                            FORM OF CONVERSION NOTICE

         Reference is made to the Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") between Nanoscience Technologies, Inc. (the "COMPANY"), and the Buyers set forth on Schedule I attached thereto, dated December ____ 2004. In accordance with and pursuant to the Securities Purchase Agreement, the undersigned hereby elects to convert convertible debentures into shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company for the amount indicated below as of the date specified below.

Conversion Date:
                                                          ----------------------

Amount to be converted:                                   $
                                                           ---------------------

Conversion Price:                                         $
                                                           ---------------------

Shares of Common Stock Issuable:
                                                          ----------------------

Amount of Debenture unconverted:                          $
                                                           ---------------------

Amount of Interest Converted:                             $
                                                           ---------------------

Conversion Price of Interest:                             $
                                                           ---------------------

Shares of Common Stock Issuable:
                                                          ----------------------

Amount of Liquidated Damages:                             $
                                                           ---------------------

Conversion Price of Liquidated Damages:                   $
                                                           ---------------------

Shares of Common Stock Issuable:
                                                          ----------------------

Total Number of shares of Common Stock to be issued:
                                                          ----------------------


                                   EXHIBIT I-1

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:
                                                          ----------------------

Authorized Signature:
                                                          ----------------------

Name:
                                                          ----------------------

Title:
                                                          ----------------------

Phone #:
                                                          ----------------------

Broker DTC Participant Code:
                                                          ----------------------

Account Number*:
                                                          ----------------------


     * NOTE THAT RECEIVING BROKER MUST INITIATE TRANSACTION ON DWAC SYSTEM.

                                   EXHIBIT II

                   TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

_________, 2004

---------------
------------------------------
---------------
Attention:

         RE:   NANOSCIENCE TECHNOLOGIES, INC.

Ladies and Gentlemen:

         We are counsel to Nanoscience Technologies, Inc., a Nevada corporation (the "COMPANY"), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of December __, 2004 (the "SECURITIES PURCHASE AGREEMENT"), entered into by and among the Company and the Buyers set forth on Schedule I attached thereto (collectively the "BUYER") pursuant to which the Company has agreed to sell to the Buyer a minimum of One Million Dollars ($1,000,000) of secured convertible debentures, which shall be convertible into shares (the "CONVERSION SHARES") of the Company's common stock, par value $0.001 per share (the "COMMON Stock"), in accordance with the terms of the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of December __, 2004, with the Buyer (the "INVESTOR REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Conversion Shares under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Securities Purchase Agreement and the Registration Rights Agreement, on December __, 2004, the Company filed a Registration Statement (File No. ___-_________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the sale of the Conversion Shares.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at 5:00 P.M. on __________, 2004 and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Conversion Shares are available for sale under the 1933 Act pursuant to the Registration Statement.



                                  EXHIBIT II-1

         The Buyer has  confirmed it shall comply with all  securities  laws and
regulations   applicable  to  it  including   applicable   prospectus   delivery
requirements upon sale of the Conversion Shares.

                                           Very truly yours,

                                           [COMPANY COUNSEL]



                                           By:
                                              ----------------------------------




                                  EXHIBIT II-2

                                   EXHIBIT III

                   TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                                 FORM OF OPINION

                                                           ________________ 2004

_________________ Transfer Co.
[ADD ADDRESS]_________________

Attention:  Compliance Department

            Re:  NANOSCIENCE TECHNOLOGIES, INC.

Ladies and Gentlemen:

         Nanoscience Technologies, Inc., a Nevada corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-_, file no. 333-_________ (the "Registration Statement"), which became effective under the Securities Act of 1933, as amended (the "Act"), on ______________, 2004. The Registration Statement and the related prospectus relates to up to ________________ shares of common stock, $0.001 par value, of the Company (the "Common Stock"), which may be sold by the stockholders listed on Exhibit A to this opinion (the "Sellers").

         Unless we advise you otherwise, upon your receipt of appropriate written representations from the broker-dealers acting for the Sellers to the effect that (i) the number of shares of Common Stock sold by them (limited to the number listed opposite their respective names in Exhibit A attached hereto) have been sold pursuant to the Registration Statement and (ii) they have delivered a copy of the Company's prospectus dated __________, 2004 to the purchasers of such shares of Common Stock, you may issue certificates representing such shares in the names of the transferees of the Sellers without legend regarding restrictions on transfer under the Act and remove all stop transfer orders with respect to the sold shares with respect to restrictions on transfer under the Act.

         This letter is for your benefit only with respect to the matters as set forth above and may not be relied upon by any other person or for any other purpose.

                                          Very truly yours,





                                  EXHIBIT III-1

                                   EXHIBIT "A"

                         (LIST OF SELLING STOCKHOLDERS)

NAME:                                   NO. OF SHARES:
--------------------------------------  ----------------------------------------















                                   EXHIBIT A-1